Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Co-Diagnostics, Inc.

Salt Lake City, Utah

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Co-Diagnostics, Inc. 2015 Long Term Incentive Plan of our report dated March 24, 2022, relating to the consolidated financial statements of Co-Diagnostics, Inc., and subsidiaries (collectively, the Company), appearing in the Annual Report on Form 10-K of the Company as of December 31, 2021 and for the year then ended.

/s/ HAYNIE & COMPANY

Salt Lake City, UT

January 20, 2023